                                                                     EXHIBIT 5.1
                                 March 6, 2000
The PMI Group, Inc.
601 Montgomery Street
San Francisco, CA 94111

          Re: Registration Statement on Form S-8/The PMI Group, Inc. Officer Deferred Compensation Plan

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the proposed issuance pursuant to The PMI Group, Inc. Officer Deferred Compensation Plan, as amended (the "Officer Plan") and The PMI Group, Inc. Directors' Deferred Compensation Plan, as amended (the "Directors' Plan") (collectively, the "Plans"), of up to 100,000 shares of common stock, $0.01 par value ("Common Stock"), of The PMI Group, Inc., a Delaware corporation (the "Company") and $6,000,000 in aggregate amount of deferred compensation obligations (the "Obligations").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 100,000 shares of Common Stock to be issued by the Company pursuant to the Officer Plan are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Officer Plan, will be legally issued, fully paid and nonassessable. In addition, we are of the opinion that the $6,000,000 of the Obligations to be issued by the Company pursuant to the Plans are binding obligations of the Company, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Wilson Sonsini Goodrich & Rosati

                              WILSON SONSINI GOODRICH & ROSATI

                              a Professional Corporation